EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of id-Confirm, Inc. on Form SB-2 of our report dated September 15, 2006, included in the Annual Report on Form 10-KSB, of id-Confirm, Inc. for the year ended June 30, 2006, for the period from October 28, 2004 (inception) to June 30, 2005 and for the cumulative period from October 28, 2004 (inception) to June 30, 2006.

Gordon, Hughes & Banks, LLP

Gordon, Hughes & Banks, LLP

Greenwood Village, Colorado
October 16, 2006